Exhibit 24
REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Materion Corporation, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Richard J. Hipple, John D. Grampa, and Michael C. Hasychak, and each of them, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning Common Shares of the Registrant to be offered in connection with the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents, to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 7th day of May 2014.

/s/ Richard J. Hipple
Richard J. Hipple, Chairman, President, Chief Executive Officer and Director (principal executive officer)

/s/ John D. Grampa
John D. Grampa, Senior Vice President Finance and Chief Financial Officer (principal financial and accounting officer)

/s/ Edward F. Crawford
Edward F. Crawford, Director

/s/ Joseph P. Keithley
Joseph P. Keithley, Director

/s/ Vinod M. Khilnani
Vinod M. Khilnani, Director

/s/ William B. Lawrence
William B. Lawrence, Director

/s/ N. Mohan Reddy
N. Mohan Reddy, Director

/s/ Craig S. Shular,
Craig S. Shular, Director

/s/ Darlene J. S. Solomon
Darlene J. S. Solomon, Director

/s/ Robert B. Toth
Robert B. Toth, Director

/s/ Geoffrey Wild
Geoffrey Wild, Director